March 10, 2009

Lexington Realty Trust One Penn Plaza, Suite 4015 New York, NY 10119

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Lexington Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of shares (the "Shares") of beneficial interest classified as common stock, par value $.0001 per share (the "Common Shares"), of the Company, consisting of up to (i) 878,266 Shares (the "LCIF Shares") issuable in exchange for an equal number of units of limited partnership (the "LCIF Units") of Lepercq Corporate Income Fund L.P. ("LCIF"), including the registration for resale by a selling shareholder of up to 1,428 LCIF Shares, (ii) 44,858 Shares (the "Net 3 Shares") issuable in exchange for an equal number of units of limited partnership (the "Net 3 Units") issued by Net 3 Acquisition L.P., a Delaware limited partnership ("Net 3"), including the registration for resale by a selling shareholder of the Net 3 Shares, (iii) 104,000 Shares (the "Merger Shares"), which were issued in the merger (the "Merger") of Newkirk Realty Trust, Inc. ("Newkirk") with and into the Company to persons that may be deemed affiliates of the Company, (iv) 16,149,593 Shares (the "MLP Shares"), which were issued in exchange for an equal number of units of limited partnership (the “MLP Units”) issued by The Lexington Master Limited Partnership, a Delaware limited partnership ("MLP"), and (v) 9,000 Shares (the “LCP Shares”), which were issued in the merger (the “LCP Merger”) of Lexington Corporate Properties, Inc. (“LCP”) with and into the Company to persons that may be deemed affiliates of the Company, covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

1.           The Registration Statement, and the related form of prospectus (the "Prospectus") included therein, in the form in which it was transmitted to the Commission under the Act;

2.           The Declaration of Trust of the Company, as amended and supplemented through the date hereof (the "Declaration"), certified by the State Department of Assessments and Taxation of Maryland (the "SDAT");

Lexington Realty Trust
March 10, 2009

3.           The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.           A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.           Resolutions adopted by the Board of Trustees of the Company, or a duly authorized committee thereof, relating to the issuance of the Shares (the "Resolutions"), certified as of the date hereof by an officer of the Company;

6.           The Second Amended and Restated Agreement of Limited Partnership of The Lexington Master Limited Partnership, as amended through the date hereof (the "MLP Agreement");

7.           The Fifth Amended and Restated Agreement of Limited Partnership of LCIF, as amended through the date hereof (the "LCIF Agreement");

8.           The Amended and Restated Agreement of Limited Partnership of Net 3, as amended through the date hereof (the "Net 3 Agreement");

9.           The Agreement and Plan of Merger, dated as of July 23, 2006, as amended by Amendment No. 1, dated as of September 11, 2006,  as amended by Amendment No. 2, dated as of October 13, 2006 (collectively, the "Merger Agreement"), by and among the Company and Newkirk and related Articles of Merger accepted for record by the SDAT on December 29, 2006 (the “Newkirk Articles”);

10.           The Agreement and Plan of Merger, dated as of December 31, 1997 (the “LCP Merger Agreement”), by and between LCP and the Company and the related Articles of Merger accepted for record by SDAT on December 31, 1997 (the “LCP Articles”);

11.           A certificate executed by an officer of the Company, dated as of the date hereof; and

12.           Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.           Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.           Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

Lexington Realty Trust
March 10, 2009

3.        Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of such party set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.           All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.           None of the Shares were or will be issued or transferred in violation of any restriction contained in Article Ninth of the Declaration.  The MLP Shares were issued in exchange for validly authorized, issued and outstanding MLP Units in accordance with the MLP Agreement.  The LCIF Units were validly issued by LCIF and will be exchanged for LCIF Shares in accordance with the LCIF Agreement.  The Net 3 Units were validly issued by Net 3 and will be exchanged for Net 3 Shares in accordance with the Net 3 Agreement.  All of the shares of stock of Newkirk converted in the Merger into the right to receive the Merger Shares were duly authorized and are validly issued, fully paid and nonassessable and were converted and issued in accordance with the terms of the Merger Agreement and the Newkirk Articles. All of the shares of stock of LCP converted in the LCP Merger into the right to receive the LCP Shares were duly authorized and validly issued, fully paid and nonassessable and were converted and issued in accordance with the terms of the LCP Merger Agreement and the LCP Articles.

6.           Upon the issuance of any of the LCIF Shares or Net 3 Shares, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.           The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.           The LCIF Shares are duly authorized for issuance and, when and if issued and delivered in accordance with the Resolutions and the LCIF Agreement, will be validly issued, fully paid and nonassessable.

Lexington Realty Trust
March 10, 2009

3.           The Net 3 Shares are duly authorized for issuance and, when and if issued and delivered in accordance with the Resolutions and the Net 3 Agreement, will be validly issued, fully paid and nonassessable.

4.           The Merger Shares were duly authorized for issuance and are validly issued, fully paid and nonassessable.

5.           The MLP Shares were duly authorized for issuance and are validly issued, fully paid and nonassessable.

6.           The LCP Shares were duly authorized for issuance and are validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Venable LLP